                                                                  Exhibit (a)(2)


              CERTIFICATE OF AMENDMENT TO CERTIFICATE OF FORMATION

                                       OF

                    AETOS MARKET NEUTRAL STRATEGIES FUND, LLC


         It is hereby certified that:

         1. The name of the limited liability company (hereinafter called the "limited liability company") is Aetos Market Neutral Strategies Fund, LLC.

         2. The certificate of formation of the limited liability company is hereby amended by striking out Article FIRST thereof and by substituting in lieu of said Article the following new Article:

         FIRST: The name of the limited liability company is Aetos Capital Market Neutral Strategies Fund, LLC.

         The effective time of the amendment herein certified shall be August 16, 2002.

Executed on August 15, 2002


MANAGING MEMBER:

AETOS ALTERNATIVES MANAGEMENT, LLC



By:   /s/ Harold J.Schaaff
   ------------------------------
      Harold J. Schaaff